Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Amendment No. 1 to Registration Statement No. 811-21685 of Hatteras Multi-Strategy Fund I, L.P. (the "Fund") on Form N-2 the references to us under the headings "Committees" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ Deloitte & Touche LLP
March 31, 2005
Philadelphia, PA